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                                  Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1992 Equity Incentive Plan of EPIX Medical, Inc. of our report dated February 3, 1999, with respect to the financial statements of EPIX Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Boston, Massachusetts
January 4, 2000